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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 2, 2004 relating to the financial statements and financial statement schedules, which appears in Equity Inns, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement. We also consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-117421) of Equity Inns, Inc. of our report dated September 19, 2004 relating to the financial statements of McKibbon Hotels, which appears in the Current Report on Form 8-K of Equity Inns, Inc. dated January 5, 2003. We also consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-117421) of Equity Inns, Inc. of our report dated September 19, 2004 relating to the financial statements of Simon Hotels, which appears in the Current Report on Form 8-K of Equity Inns, Inc. dated January 5, 2003.


/s/ PricewaterhouseCoopers LLP


Memphis, Tennessee
September 22, 2004